UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SULPHCO, INC.
(Exact name of registrant as specified in charter)

Nevada	88-0224817
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4333 W. Sam Houston Pkwy N., Suite 190 Houston, TX	77043
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:  N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  ☑

Securities Act registration statement file number to which this form relates (if applicable):  N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.001 Per Share
(Title of Class)

Item 1.                      Description of Registrant’s Securities to be Registered.

SulphCo, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, par value $0.001 per share, appearing under the caption “Description of Share Capital” contained in Registrant’s registration statement on Form S-3, as amended, filed with the Securities and Exchange Commission on August 26, 2010 and declared effective on October 20, 2010.

Item 2.                      Exhibits.

The Registrant hereby incorporates by reference the following exhibits:

Exhibit No.	Document Description
3.1
Restated Articles of Incorporation, as amended and filed with the Nevada Secretary of State (incorporated by reference to Exhibit 3.1 from the Registration Statement on Form S-3 filed on August 26, 2010)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 from the Registration Statement on Form S-3 filed on August 26, 2010)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SULPHCO, INC.

Date: June 28, 2011	By:	/s/ Stanley W. Farmer
Name: Stanley W. Farmer Title: President, Chief Financial Officer, Treasurer and Corporate Secretary